Exhibit 99.1

MICHAEL KORS HOLDINGS LIMITED TO BE RENAMED

CAPRI HOLDINGS LIMITED

EXPANDING GLOBAL FASHION LUXURY GROUP WITH ACQUISITION OF VERSACE

LONDON – September 25, 2018 – Michael Kors Holdings Limited (NYSE:KORS), a global fashion luxury group, announced today that a definitive agreement has been signed to acquire all of the outstanding shares of Italian luxury fashion house Gianni Versace S.p.A. for a total enterprise value of Euro 1.83 billion or approximately US$2.12 billion. Versace, long recognized as one of the world’s leading luxury fashion companies, is synonymous with Italian glamour and style.

John D. Idol, Chairman and Chief Executive Officer of Michael Kors Holdings Limited, said, “The acquisition of Versace is an important milestone for our group. Versace was founded in 1978. For over 40 years, Versace has represented the epitome of Italian fashion luxury, a testament to the brand’s timeless heritage. We are excited to have Versace as part of our family of luxury brands, and we are committed to investing in its growth. With the full resources of our group, we believe that Versace will grow to over US$2.0 billion in revenues. We believe that the strength of the Michael Kors and Jimmy Choo brands, and the acquisition of Versace, position us to deliver multiple years of revenue and earnings growth.”

Mr. Idol continued, “Donatella’s iconic style is at the heart of the design aesthetic of Versace. She will continue to lead the company’s creative vision. I am thrilled to have the opportunity to work with Donatella on Versace’s next chapter of growth.”

“This is a very exciting moment for Versace.” said Donatella Versace. “It has been more than 20 years since I took over the company along with my brother Santo and daughter Allegra. I am proud that Versace remains very strong in both fashion and modern culture. Versace is not only synonymous with its iconic and unmistakable style, but with being inclusive and embracing of diversity, as well as empowering people to express themselves. Santo, Allegra and I recognize that this next step will allow Versace to reach its full potential. We are all very excited to join a group led by John Idol, whom I have always admired as a visionary as well as a strong and passionate leader. We believe that being part of this group is essential to Versace’s long-term success. My passion has never been stronger. This is the perfect time for our company, which puts creativity and innovation at the core of all of its actions, to grow.”

Donatella added, “Santo, Allegra and I will become shareholders in Capri Holdings Limited. This demonstrates our belief in the long-term success of Versace and commitment to this new global fashion luxury group.”

“Versace’s management team will continue to be led by Chief Executive Officer, Jonathan Akeroyd, who has been an instrumental partner to Donatella in driving growth and success for Versace worldwide,” added John D. Idol. “He and Donatella have assembled strong senior management and design teams that will continue to lead Versace into its next chapter. We are extremely fortunate to be able to acquire such an extraordinary brand with an incredibly talented team.”

Jonathan Akeroyd, Chief Executive Officer of Versace, said “Since I joined Versace over two years ago, our focus has been on leveraging the company’s heritage and strong brand recognition worldwide, which has allowed us to experience significant growth in all regions. Donatella’s unmatched vision has led to the continued and growing success of our brand. I am thrilled to be joining Capri Holdings Limited, which will be instrumental in accelerating our growth globally.”

Strategic Initiatives and Transaction Rationale

As part of our strategic plan for the long-term growth of Versace, we intend to execute on the following key initiatives:

•	Grow Versace to US$2.0 billion in revenues globally

•	Build on Versace’s luxury runway momentum

•	Enhance Versace’s powerful and iconic marketing

•	Increase global retail footprint from approximately 200 to 300 stores

•	Accelerate e-commerce and omni-channel development

•	Expand men’s and women’s accessories and footwear from 35% to 60% of revenues

The acquisition of Versace is expected to deliver a number of benefits for our Company, including:

•	Opportunity to help grow our group’s revenues to US$8.0 billion in the long-term

•	Expand our global luxury group to include three iconic founder-led brands defined by fashion luxury products with a reputation for world-class design and innovation

•	Diversify our geographic portfolio from:

•	66% Americas to 57% Americas

•	23% Europe to 24% Europe

•	11% Asia to 19% Asia

•	Potential to create long-term operational synergies

Transaction Details

The transaction is not subject to a financing condition. The cash portion of the purchase price is expected to be funded by a combination of cash on hand, drawings under the company’s existing revolving credit facility, and committed underwritten bank term loans from our advisors JPMorgan Chase Bank, N.A. and Barclays. The Versace family will also receive Euro 150 million of the purchase price in shares of Capri Holdings Limited. The transaction is expected to close in the company’s fourth fiscal quarter, subject to specified closing conditions, including the receipt of required regulatory approvals.

Our New Name

Capri Holdings Limited (NYSE: CPRI) is the new name to be adopted by Michael Kors Holdings Limited upon the closing of the acquisition. Our name is inspired by the fabled island which has long been recognized as an iconic, glamorous and luxury destination. The island’s spectacular three rock formation, formed over 200 million years ago, is symbolic of the timeless heritage and strong foundation that is at the core of each of the three founder-led brands in our global fashion luxury group.

Financial Considerations

The company believes that the acquisition of Versace enhances the company’s economic value and will drive improved long-term shareholder value by accelerating long-term revenue and EPS growth potential. On a non-GAAP basis the acquisition is expected to be dilutive to earnings per share in the high-single digits in fiscal 2020, accretive in the low-single digits in fiscal 2021, and accretive in the high-single digits in fiscal 2022.

Conference Call and Additional Information

The company will host a conference call to discuss the transaction at 8:45 a.m. ET today, September 25, 2018. Participants may dial 1-800-289-0438 or 1-323-794-2423, conference ID: 9704344. A live webcast of the conference call will also be available on the investor relations portion of the Michael Kors Holdings Limited website, www.investors.michaelkors.com. A replay of today’s call will be available through October 2, 2018 by dialing 1-844-512-2921 or 1-412-317-6671, conference ID: 9704344. For additional information concerning the transaction, please see the investor presentation available on the Investor Relations page of the Michael Kors Holdings Limited website at www.investors.michaelkors.com. For the avoidance of doubt, the contents of this website are not incorporated into and do not form part of this press release.

About Michael Kors Holdings Limited

Michael Kors Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Michael Kors Holdings Limited is publicly listed on the New York Stock Exchange under the ticker KORS.

About Versace

Founded in 1978 in Milan, Versace is one of the leading international fashion design houses and a symbol of Italian luxury worldwide. It designs, manufactures, distributes and retails fashion and lifestyle products including haute couture, prèt-à-porter, accessories, jewelry, watches, eyewear, fragrances, and home furnishings all bearing the distinctive Medusa logo. The Versace group distributes its products through a worldwide distribution network which includes over 200 boutiques in some of the world’s most glamourous cities.

Forward-Looking Statements

This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Michael Kors Holdings Limited (the “Company”) and Gianni Versace S.p.A (“Versace”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this press release include statements relating to the expected effects of the acquisition on the Company and Versace, the expected timing and scope of the acquisition and other statements other than historical facts. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, share buybacks, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of the Company’s and Versace’s operations and benefits from the acquisition; and (iii) the effects of government regulation on the Company’s or Versace’s business. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many risks, uncertainties and other factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the satisfaction of the conditions to consummating the acquisition, timing of closing of the acquisition, the Company’s ability to integrate the businesses successfully and to achieve anticipated benefits of the acquisition; the risk of disruptions to the Company’s or Versace’s businesses; the negative effects of the announcement of the proposed acquisition or the consummation of the proposed acquisition on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; fluctuations in demand for the Company’s and Versace’s products; future levels of indebtedness; future availability of credit; the timing and scope of future share buybacks, which may be suspended at any time due to market conditions and the level of other investing activities and uses of cash, including in connection with the pending acquisition; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Unless otherwise required by applicable law, neither the Company nor Versace, nor any of their respective associates or directors, officers or advisors, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this press release will actually occur. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All subsequent oral or written forward-looking statements attributable to the Company or Versace or any of their respective members, directors, officers or employees or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. The Company and Versace disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with their legal and regulatory obligations.

FOR MORE INFORMATION:

Michael Kors Holdings Limited

Katina Metzidakis

(201) 514-8234

InvestorRelations@MichaelKors.com

Media:

Michael Kors Holdings Limited

Francesca Leoni

Press@MichaelKors.com